QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-          ) and related Prospectus of Target Hospitality Corp. for the registration of 16,166,650 shares of its common stock and 5,333,334 warrants to purchase common stock and to the incorporation by reference therein of our report dated February 26, 2019, with respect to the combined financial statements of Algeco US Holdings LLC and Arrow Parent Corporation included in Target Hospitality Corp.'s Current Report on Form 8-K dated March 21, 2019 (File No. 001-38343), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

April 5, 2019

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm